UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 25, 2008


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)



            3151 EAST WASHINGTON BOULEVARD
                LOS ANGELES, CALIFORNIA                            90023
       (Address of Principal Executive Offices)                 (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01         OTHER EVENTS.

         On April 25, 2008, Gerard Guez and Todd Kay, founders and executive officers of Tarrant Apparel Group, announced to our Board of Directors their intention to acquire the outstanding publicly held shares of Tarrant for $0.80 per share in cash in a going private transaction. In connection with the proposed acquisition, our Board of Directors has formed a special committee of the Board to consider the acquisition proposal. The Special Committee is comprised of Mitchell Simbal and Joseph Mizrachi, who will serve as Co-Chairmen of the committee, and Milton Koffman and Simon Mani. The Special Committee is in the process of interviewing legal counsel and investment bankers to assist the committee in its consideration and evaluation of the acquisition proposal.

         A copy of the letter to the Board from Messrs. Guez and Kay announcing their intention to acquire the Company is attached as Exhibit 99.1. A copy of the press release of Messrs. Guez and Kay publicly announcing the proposed acquisition is attached as Exhibit 99.2.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits.

                  99.1 Letter from Messrs. Guez and Kay to the Board dated April 25, 2008.*

                  99.2 Press Release dated April 28, 2008, published by Messrs. Guez and Kay.*

                  * This exhibit is furnished, not filed.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TARRANT APPAREL GROUP



Date: May 2, 2008             By:       /S/ PATRICK CHOW
                                 ----------------------------------------
                                    Patrick Chow, Chief Financial Officer


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